MUNIYIELD QUALITY FUND, INC.

FILE # 811-6660

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/3/2005	Puerto Rico IFA 5%7/1/41	1,332,962,916	3,030,000	UBS Financial Services Banc of America Merrill Lynch Citigroup Goldman Sachs JP Morgan Lehman Brothers Morgan Stanley Raymond James Ramirez & Co Wachovia
6/9/2005	Miami Dade Florida Subordinate 10/1/30	184,312,247	2,800,000	Raymond James Citigroup Estrada Hinojosa Stifel, Nicolaus & Co MR Beal Guzman & Co Jackson Sec Loop Capital Merrill Lynch Ramirez & Co RBC Dain Rauscher Siebert Brandford Shank
6/22/2005	Metropolitan Transporation Authority 5% 11/15/35	750,000,000	1,400,000

UBS Financial Services

Banc of America

Merrill Lynch

Citigroup

JP Morgan

Lehman Brothers

Morgan Stanley

Raymond James

Ramirez & Co

Wachovia

First Albany

Bear Stearns

ABN Amro Financial

Advest

CIBC World Markets

Commerce Capital

RBC Dain Rauscher

Jackson Securities

Roosevelt & Cross

Siebert Brandford

7/15/2005	Mass School Building Authority 5% 8/15/30	2,500,000,000	7,830,000	UBS Financial Services Citigroup Lehman Brothers Banc of America Bear Stearns Goldman Sachs JP Morgan Merrill Lynch
7/28/2005	Golden State Tobacco 5% 6/1/35	3,140,563,508	4,000,000

Bear Stearns

Citigroup

Goldman Sachs

Siebert Brandford

AG Edwards

Alamo Capital

EJ DeLa Rosa

First Albany

Great Pacific

Jackson Securities

JP Morgan

Lehman Brothers

Merrill Lynch

Morgan Stanley

M.R. Beal

Prager, Sealy & Co.

Southwest Securities

Stone & Youngberg

UBS Financial

Wachovia Bank

9/21/2005	NY State Thruway Authority 5% 1/1/32	738,435,000	8,000,000	Bear Stearns Citigroup Merrill Lynch UBS Financial Advest M.R. Beal CIBC World Markets A.G. Edwards Loop Capital Markets Raymond James
9/22/2005	NJ Economic Development Authority 5.125% 3/1/28	750,000,000	3,860,000	RBC Dain Rausher Banc of America Morgan Stanley PNC Capital Wachovia Bank Advest Jackson Securities Loop Capital Popular Securities Powell Capital Ramirez & Co Siebert Brandford
9/30/2005	Mass St Muni GO 5% 09/01/2025	761,095,000	3,400,000

Goldman Sachs

Bear Stearns

Citigroup

JP Morgan

Lehman Brothers

Merrill Lynch

UBS Financial

AG Edwards

Advest

Banc of America

Corby Capital

Edward D. Jones

First Albany

M.R. Beal

Morgan Keegan

National Financial

Ramirez & Co

Raymond James

RBC Dain Rausher

Southwest Securities

Wachovia Bank

Eastern Bank